Exhibit 99.1

Contacts:

Caraco Pharmaceutical – Thomas Versosky - P: (313) 556-4150

Caraco Announces Merger Agreement with Sun Pharma; Caraco Public Shareholders to Receive $5.25 Cash per Share

DETROIT, February 22, 2011 – Caraco Pharmaceutical Laboratories, Ltd. (NYSE Amex: CPD) (Caraco or the Company) announced that on February 21, 2011 it entered into a merger agreement with Sun Pharmaceutical Industries Limited (Sun Pharma), Sun Pharma Global, Inc, a wholly-owned subsidiary of Sun Pharma organized under the laws of the British Virgin Islands (Sun Global) and a newly-formed, indirect wholly-owned subsidiary of Sun Pharma incorporated in Michigan. Sun Pharma and Sun Global collectively own 75.8% of Caraco common stock. The merger agreement provides that all shareholders of Caraco other than Sun Pharma and Sun Global will receive a cash payment of $5.25 per share upon the closing of the transaction. As previously disclosed, Sun Pharma and Sun Global had proposed  a “going private” transaction by which Sun Pharma, Sun Global and/or one or more of their affiliates would acquire all of the outstanding shares of Caraco common stock not held by Sun Pharma and Sun Global for a per share consideration of $4.75 cash. Caraco entered into the merger agreement based upon the recommendation and approval of the Independent Committee of Caraco’s Board of Directors and the approval of the Board of Directors. The Independent Committee was advised by William Blair & Company, L.L.C. as its independent financial advisor and Carrington Coleman as its independent legal counsel.

The closing of the transaction is subject to certain terms and conditions customary for transactions of this type, including receipt of approval by the holders of a majority of Caraco’s outstanding common stock at a special meeting of stockholders. In the merger agreement, Sun Pharma has agreed to cause all shares of Caraco common stock owned by Sun Pharma and Sun Global to be voted in favor of the merger. In connection with the proposed transaction, Caraco intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission. Upon completion of the transaction, Caraco will become a privately held company and its common stock will no longer be traded on the NYSE Amex.

Detroit-based Caraco develops, markets and distributes generic pharmaceuticals to the nation's largest wholesalers, distributors, drugstore chains and managed care providers.

Safe Harbor: This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Without limitation, the words “believes,” “plans,” “expects,” and similar expressions are intended to identify forward-looking statements. Those statements include statements regarding our intent, belief, and current expectation. These statements are not guarantees of future performance and are subject to risks and uncertainties that cannot be predicted or quantified. Consequently, actual results could differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: (i) that the information is of a preliminary nature and may be subject to further adjustment; (ii) not obtaining FDA approval for new products or delays in receiving FDA approvals; (iii) governmental restrictions on the sale of certain products; (iv) dependence on key personnel; (v) development by competitors of new or superior products or cheaper products or new technology for the production of products or the entry into the market of new competitors; (vi) market and customer acceptance and demand for new pharmaceutical products; (vii) availability of raw materials in a timely manner, at competitive prices, and in required quantities; (viii) timing and success of product development and launch; (ix) integrity and reliability of the Company’s data; (x) lack of success in attaining full compliance with regard to regulatory and cGMP compliance; (xi) inability to achieve successful remediation efforts (xii) dependence on limited customer base; (xiii) occasional credits to certain customers reflecting price reductions on products previously sold to them and still available as shelf-stock; (xiv) possibility of an incorrect estimate of charge-backs and the impact of such an incorrect estimate on net sales, gross profit and net income; (xv) dependence on few products generating majority of sales; (xvi) product liability claims for which the Company may be inadequately insured; (xvii) subjectivity in judgment of management in applying certain significant accounting policies derived based on historical experience, terms of contracts, our observations of trends of industry, information received from our customers and other sources, to estimate revenues, accounts receivable allowances including chargebacks, rebates, income taxes, values of assets and inventories; (xviii) litigation involving claims of patent infringement; (xix) litigation involving claims for royalties and/or options relating to a prior contract for one product and (xx) material litigation from product recalls, (xxi) the purported class action lawsuits alleging federal securities laws violations, (xxii) delays in returning the Company’s products to market, including loss of market share, and (xxiii) excessive dependency for revenues on the marketing agreement and distribution and sale agreement, both signed with Sun Pharma; (xxiv) excessive dependency on Sun Pharma and other third parties for manufacture of Caraco owned products; and (xxv) inability to successfully transfer Caraco-owned products to other manufacturing sites; (xxvi) other risks identified from time to time in our reports and registration statements filed with the Securities and Exchange Commission. These forward-looking statements represent our judgment as of the date of this report. We disclaim, however, any intent or obligation to update our forward-looking statements.